Exhibit 10.42
FOURTH AMENDMENT TO RESTATED CREDIT AGREEMENT
     THIS FOURTH AMENDMENT TO RESTATED CREDIT AGREEMENT (this “Amendment”) dated as of the 16th day of November, 2006, by and among PLAINS MARKETING, L.P. (“Borrower”), BANK OF AMERICA, N.A., as Administrative Agent, BNP Paribas, as Syndication Agent, Fortis Capital Corp., as Documentation Agent, and the Lenders party hereto.
W I T N E S S E T H:
     WHEREAS, Borrower, Administrative Agent and Lenders named therein entered into that certain Restated Credit Agreement dated as of November 19, 2004, as amended by First Amendment to Restated Credit Agreement dated as of April 20, 2005, Second Amendment to Restated Credit Agreement dated as of May 20, 2005, and Third Amendment to Restated Credit Agreement dated as of November 4, 2005 (as heretofore amended, the “Original Agreement”) for the purposes and consideration therein expressed; and
     WHEREAS, Borrower, Administrative Agent and Lenders desire to amend the Original Agreement for the purposes described herein;
     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:
ARTICLE I. — Definitions and References
     § 1.1. Terms Defined in the Original Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this Amendment.
     § 1.2. Other Defined Terms. Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this § 1.2.
“Amendment” means this Fourth Amendment to Credit Agreement.
“Credit Agreement” means the Original Agreement as amended hereby.
ARTICLE II. — Amendments
     § 2.1. Definitions. The reference to “a NYMEX contract or an over-the counter contract” set forth in clause (i) of the definition of “Hedged Eligible Inventory” set forth in Section 1.1 of the Original Agreement is hereby amended to refer instead to “a NYMEX contract, an over-the-counter contract, or an Intercontinental Exchange contract”.
     The definition of “Maximum Facility Amount” set forth in Section 1.1 of the Original Agreement is hereby amended in its entirety to read as follows

     “Maximum Facility Amount” means an aggregate amount equal to the sum of each Lender’s “Percentage Share of Maximum Facility Amount” as set forth on the Lender Schedule or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, but in any event such aggregate amount not to exceed $1,200,000,000, as such Maximum Facility Amount may be increased from time to time pursuant to Section 2.1(e).
     The definition of “PAA Credit Agreement” set forth in Section 1.1 of the Original Agreement is hereby amended in its entirety to read as follows:
     “PAA Credit Agreement” means that certain Second Amended and Restated Credit Agreement [US/Canada Facilities] dated July 31, 2006 among PAA, PMC (Nova Scotia) Company, Plains Marketing Canada, L.P., Bank of America, N.A., as administrative agent, Bank of America, N.A., acting through its Canada Branch, as Canadian administrative agent, and the lenders named therein, as from time to time amended, supplemented or restated.
     The definition of “Request Period Termination Date” set forth in Section 1.1 of the Original Agreement is hereby amended in its entirety, effective as of November 17, 2006, to read as follows
     “Request Period Termination Date” means November 16, 2007, as such date may be extended pursuant to Section 2.9.
     § 2.2. Schedules. The Lender Schedule attached as Schedule II to the Original Agreement is hereby amended in its entirety, effective as of November 20, 2006, to read as set forth on Schedule II attached hereto. Effective as of November 20, 2006, each Lender a party hereto agrees to a portion of the Maximum Facility Amount equal to the amount set forth opposite its name on such Schedule II of the Credit Agreement.
     Schedule V to the Original Agreement is hereby amended as follows:
     (a) The references to “Marathon Ashland Petroleum LLC” set forth in the first column titled “Persons” and “$150 million” set forth in the second column titled “Limit” in the first section thereof opposite “Marathon Ashland Petroleum LLC” are hereby amended to refer instead to “Marathon Petroleum Company LLC” and “$200 million”, respectively; and
     (b) The list set forth in the second section thereof entitled “Facilities” is hereby amended by adding at the end thereof the following additional facility:
     “10. Kinder Morgan’s Wink County Texas Terminal”
     § 2.3. Confirmation of Prior Approved Financing Request Each Lender a party hereto hereby confirms that it has previously approved the following Financing Requests, which specify a funding date after the current Request Period Termination Date of November 17, 2006, and acknowledges and agrees that such approvals shall apply (i) with respect to its portion of the Maximum Facility Amount agreed to hereby, and (ii) notwithstanding that the extension of the Request Period Termination Date as provided in Section 2.1 hereof is not yet effective:

1.	Financing Request-Initial dated September 29, 2006 with respect to a Delivery Month of October, 2006 and an Initial Financing Request of $668,000,000 and related Financing Request-Final dated November 2, 2006 with Final Financing Request of $630,100,000.

2.	Special Financing Request 2006 #23.1 dated November 2, 2006 totaling $48,500,000.

3.	Special Financing Request 2006 #24.1 dated November 2, 2006 totaling $13,400,000.

4.	Special Financing Request 2006 #25.1 dated November 2, 2006 totaling $24,700,000.

5.	Financing Request-Initial dated November 2, 2006 with respect to a Delivery Month of November, 2006 and an Initial Financing Request of $647,600,000.
     § 2.4. New Lender. Upon its execution and as of the effectiveness hereof, DnB NOR Bank ASA shall be a party to the Credit Agreement and shall have the rights and obligations of a Lender thereunder.
ARTICLE III. — Conditions of Effectiveness
     § 3.1. Effective Date. This Amendment shall become effective as of the date first written above, when and only when
     (i) Administrative Agent shall have received, at Administrative Agent’s office a counterpart of this Amendment executed and delivered by Borrower and Lenders;
     (ii) Administrative Agent shall have additionally received all of the following documents, each document (unless otherwise indicated) being dated the date of receipt thereof by Administrative Agent, duly authorized, executed and delivered, and in form and substance satisfactory to Administrative Agent:
New Notes. New Notes, payable to each new Lender and each existing Lender that is increasing its Percentage Share of the Maximum Facility Amount, in the amount of such Lender’s Percentage Share of the Maximum Facility Amount.
Supporting Documents. Such supporting documents as Administrative Agent may reasonably request.
ARTICLE IV. — Representations and Warranties
     § 4.1. Representations and Warranties of Borrower. In order to induce Administrative Agent and Lenders to enter into this Amendment, Borrower represents and warrants to Administrative Agent and each Lender that:
     (a) The representations and warranties contained in Article V of the Original Agreement are true and correct at and as of the time of the effectiveness hereof, except to the extent that such representation and warranty was made as of a specific date or updated, modified or supplemented as of a subsequent date with the consent of Majority Lenders, then in each case, such other date.
     (b) Borrower is duly authorized to execute and deliver this Amendment, and Borrower is and will continue to be duly authorized to borrow and perform its obligations under the Credit Agreement. Borrower has duly taken all action necessary to authorize the execution and delivery of this Amendment and to authorize the performance of its obligations hereunder.
     (c) The execution and delivery by Borrower of this Amendment, the performance by it of its obligations hereunder, and the consummation of the transactions contemplated hereby, do not and will not (i) violate any provision of (1) Law applicable to it, (2) its organizational documents, or (3) any judgment, order or material license or permit applicable to or binding upon it, (ii) result in the acceleration of any Indebtedness owed by it, or (iii) result in or require the creation of any consensual Lien upon any of its material assets or properties, except as expressly contemplated in, or permitted by, the Loan Documents. Except as expressly contemplated in, or permitted by, the Loan Documents, disclosed in the Disclosure Schedule or disclosed pursuant to Section 6.4 of the Credit Agreement, no permit, consent, approval, authorization or order of, and no notice to or filing, registration or qualification with, any Governmental Authority is required on the part of Borrower pursuant to the provisions of any material Law applicable to it as a condition to its execution, delivery or performance of this Amendment, or to consummate the transactions contemplated hereby.
     (d) When duly executed and delivered, this Amendment and each of the Loan Documents, as amended hereby, will be a legal and binding obligation of Borrower, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors’ rights and general principles of equity.
ARTICLE V. — Miscellaneous
     § 5.1. Ratification of Agreements. The Original Agreement, as hereby amended, is hereby ratified and confirmed in all respects. The Loan Documents, as they may be amended or affected by this Amendment, are hereby ratified and confirmed in all respects by Borrower. Any reference to the Credit Agreement in any Loan Document shall be deemed to refer to this Amendment also. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under the Credit Agreement or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document.
     § 5.2. Ratification of Security Documents. Borrower, Administrative Agent, and Lenders each acknowledge and agree that any and all indebtedness, liabilities or obligations, arising under or in connection with the LC Obligations or the Notes, are Obligations and are secured indebtedness under, and are secured by, each and every Security Document. Borrower hereby re-pledges, re-grants and re-assigns a security interest in and lien on every asset of Borrower described as Collateral in any Security Document.
     § 5.3. Survival of Agreements. All representations, warranties, covenants and agreements of Borrower shall survive the execution and delivery of this Amendment and the performance hereof, including without limitation the making or granting of each Loan, and shall further survive until all of the Obligations under the Credit Agreement are paid in full. All statements and agreements contained in any certificate or instrument delivered by Borrower hereunder or under the Credit Agreement to Administrative Agent or any Lender shall be deemed to constitute representations and warranties by, or agreements and covenants of, Borrower under this Amendment and under the Credit Agreement.
     § 5.4. Loan Documents. This Amendment is a Loan Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto.
     § 5.5. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA IN ALL RESPECTS, INCLUDING CONSTRUCTION, VALIDITY AND PERFORMANCE.
     § 5.6. Counterparts. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment. Delivery of an executed signature page by facsimile transmission shall be effective as delivery of a manual executed counterpart.

     IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

BORROWER:	PLAINS MARKETING, L.P.

By: Plains Marketing GP Inc., General Partner

By:

Al Swanson
Vice President and Treasurer

LENDER PARTIES:	BANK OF AMERICA, N.A.,
Administrative Agent

By:

Name:
Title:

BANK OF AMERICA, N.A., a Lender and
LC Issuer

By:

Name:
Title:

BNP PARIBAS, Syndication Agent and a Lender

By:

Name:
Title:

By:

Name:
Title:

FORTIS CAPITAL CORP.,
Documentation Agent and a Lender

By:

Name:
Title:

By:

Name:
Title:

SOCIETE GENERALE, Lender

By:

Name:
Title:

By:

Name:
Title:

WACHOVIA BANK, NATIONAL
ASSOCIATION, Lender

By:

Name:
Title:

BANK OF SCOTLAND, Lender

By:

Name:
Title:

WELLS FARGO BANK, N.A., Lender

By:

Name:
Title:

JPMORGAN CHASE BANK, N.A., Lender

By:

Name:
Title:

COMMERZBANK AG, NEW YORK AND
GRAND CAYMAN BRANCHES, Lender

By:

Name:
Title:

By:

Name:
Title:

THE BANK OF NOVA SCOTIA, Lender

By:

Name:
Title:

SUNTRUST BANK, Lender

By:

Name:
Title:

DNB NOR BANK ASA, Lender

By:

Name:
Title:

By:

Name:
Title:

SCHEDULE II
LENDER SCHEDULE

	Percentage Share of
Lender	Maximum Facility Amount	Percentage Share[1]
Bank of America, N.A.	$110,000,000.00	11.000000%

BNP Paribas	$175,000,000.00	17.500000%

Fortis Capital Corp.	$170,000,000.00	17.000000%

Societe Generale	$100,000,000.00	10.000000%

Wachovia Bank, National Association	$75,000,000.00	7.500000%

JPMorgan Chase Bank, N.A.	$75,000,000.00	7.500000%

Commerzbank AG,	$55,000,000.00	5.500000%
New York and Grand Cayman Branches

The Bank of Nova Scotia	$100,000,000.00	10.000000%

SunTrust Bank	$55,000,000.00	5.500000%

Bank of Scotland	$15,000,000.00	1.500000%

Wells Fargo Bank, N.A.	$35,000,000.00	3.500000%

DnB NOR Bank ASA	$35,000,000.00	3.500000%

TOTALS	$1.000,000,000.00	100.000000%

1Rounded to six decimal places